EXHIBIT 10.3

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of August __, 2022, by and among Minority Equality Opportunities Acquisition Inc., a Delaware corporation (“MEOA”), and [●], a [●] (the “Stockholder”). Each of MEOA and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the BCA (as defined below).

RECITALS

WHEREAS, [concurrent herewith][on August __, 2022], MEOA, MEOA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of MEOA (“Merger Sub”), and Digerati Technologies, Inc., a Nevada corporation (the “Company”), [is entering][entered into] that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “BCA”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of MEOA, and each Company Share (including the Subject Company Shares (as defined below)) will be converted into the right to receive MEOA Shares, in each case, on the terms and subject to the conditions set forth in the BCA;

WHEREAS, the Stockholder is the record and beneficial owner of the number and type of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof, and prior to any meeting of the stockholders of the Company described in Section 1(a) below, including, without limitation, upon exercise of outstanding options and warrants and upon conversion of outstanding convertible indebtedness), (collectively, the “Subject Company Shares”);

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the BCA and as a material inducement to MEOA and the other MEOA Parties agreeing to enter into and consummate the transactions contemplated by the BCA, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that MEOA and the other MEOA Parties would not have entered into and agreed to consummate the transactions contemplated by the BCA without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Company Stockholder Support and Related Matters.

(a)  At any meeting of the stockholders of the Company prior to the termination of this Agreement, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, the Stockholder shall (a) appear at each such meeting or otherwise cause all of its Subject Company Shares to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), in person or by proxy, or execute and deliver, as promptly as reasonably practicable (and in any event within 48 hours) following any request therefor, a written consent (in such other form and substance as reasonably agreed by MEOA and the Company), or cause such a written consent to be executed and delivered, covering all of its Subject Company Shares, (i) approving and adopting the Business Combination Agreement and the transactions contemplated thereby (including the Merger), (ii) against any proposal relating to a Company Acquisition Proposal, and (iii) against any proposal, action or agreement that would impede, frustrate, prevent or nullify the consummation of the Merger (including those proposals that would result in a breach in any respect of any covenant, representation, warranty or other obligation or agreement of the Company under the Business Combination Agreement) or any of the other transactions contemplated by the Business Combination Agreement.

(b) Without limiting any other rights or remedies of MEOA, the Stockholder hereby irrevocably appoints MEOA or any individual designated by MEOA as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders, in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c)  The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for MEOA entering into the BCA and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by the Stockholder of the Subject Company Shares (or any other Person with the power to vote the Subject Company Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, the Stockholder may vote the Subject Company Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

2.  Other Covenants and Agreements.

(a)  The Stockholder shall be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the BCA to the same extent as such provisions apply to the parties to the BCA, as if the Stockholder is directly party thereto, and (ii) the first sentence of Section 5.6(a) (Exclusive Dealing) and Section 8.18 (Trust Account Waiver) of the BCA to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.

(b)  The Stockholder acknowledges and agrees that MEOA and the other MEOA Parties are entering into the BCA in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, MEOA and the other MEOA Parties would not have entered into or agreed to consummate the transactions contemplated by the BCA.

(c)  The Stockholder hereby agrees, in connection with the closing of the Merger, to execute a customary lock-up agreement with respect to any MEOA Shares received by such Stockholder in the Merger, which, in any event, shall terminate no later than 180 days from the Closing.

3.  Stockholder Representations and Warranties. The Stockholder represents and warrants to MEOA as follows:

(a)  If such Stockholder is not an individual, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)  If such Stockholder is not an individual, the Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the BCA), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by MEOA), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the BCA) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)  None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the BCA) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Stockholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Stockholder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)  The Stockholder is the record owner of the Subject Company Shares and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 5.1(b)(iv) of the BCA, the Stockholder does not own, beneficially or of record, any Equity Securities of any Group Company. Except as otherwise expressly contemplated by the Company Stockholders Agreement, the Stockholder does not have the right to acquire any Equity Securities of any Group Company. The Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement and the BCA, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer (as defined below) any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.

(f)  There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)  The Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the MEOA Parties and (ii) he, she or it has been furnished with or given access to such documents and information about the MEOA Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h)  In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of any MEOA Party (including, for the avoidance of doubt, none of the representations or warranties of any MEOA Party set forth in the BCA or any other Ancillary Document), any MEOA Non-Party Affiliate or any other Person, either express or implied, and the Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party, none of the MEOA Parties, any MEOA Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.

4.  Transfer of Subject Securities. Except as expressly contemplated by the BCA or with the prior written consent of MEOA (such consent to be given or withheld in its sole discretion), from and after the date hereof until the termination of this Agreement, the Stockholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, offer, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise), grant of any option to purchase or otherwise dispose of or agreement to dispose of, establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position, entry into any swap or other arrangement, or public announcement of any intention to effect any of the foregoing.

5.  Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the BCA in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud.

6.  Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Shares, and, if applicable, not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries and (b) if applicable, nothing herein will be construed to limit or affect any action or inaction by such Stockholder as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

7.  No Recourse. Except for claims pursuant to the BCA or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company or any Company Non-Party Affiliate (other than the Stockholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any MEOA Non-Party Affiliate, and (b) none of the Company, any Company Non-Party Affiliates (other than the Stockholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any MEOA Non-Party Affiliate shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8.  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to MEOA, to:

Minority Equality Opportunities Acquisition Inc.

100 Executive Court

Waxahachie, TX 75165
Attention: Shawn D. Rochester
E-mail: srochester@meoaus.com

with a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, NY 10033
Attention: M. Ali Panjwani, Esq.
E-mail: Ali.Panjwani@pryorcashman.com

If to the Stockholder, to:

[                 ]
[                 ]
[                 ]

Attention: [        ]

Email: [          ]

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830

Attention: Victoria A. Baylin, Esq.

Email: VBaylin@lucbro.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.  Entire Agreement. This Agreement, the BCA and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10.  Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and MEOA. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without MEOA’s prior written consent (to be withheld or given in its sole discretion).

11.  Fees and Expenses. Except as otherwise expressly set forth in the BCA, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12.  Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13.  No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14.  Miscellaneous. Sections 8.1 (Non-Survival), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial) and 8.16 (Submission to Jurisdiction) of the BCA are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Transaction Support Agreement to be duly executed on its behalf as of the day and year first above written.

MINORITY EQUALITY OPPORTUNITIES ACQUISITION INC.

By:
Name:	Shawn D. Rochester
Title:	President & CEO

[MEOA Signature Page to Transaction Support Agreement]

Name of Stockholder

[Stockholder Signature Page to Transaction Support Agreement]

Schedule A

Owned Equity Securities

Security	Number
[●]	[●]

 9